EXHIBIT 21.1

Subsidiaries of MSCI Inc.

Name	Jurisdiction of Incorporation/Organization

MSCI Inc.	Delaware, U.S.A.
Barra, LLC	Delaware, U.S.A.
Investment Property Databank Limited	Illinois, U.S.A.
MSCI Barra Financial Information Consultancy (Shanghai) Limited	China
MSCI ESG Research LLC	Delaware, U.S.A.
KLD Research and Analytics, Inc.	Massachusetts, U.S.A.
MSCI ESG Research (Australia) Pty Ltd.	Australia
MSCI Kft.	Hungary
MSCI Holdings LLC	Delaware, U.S.A.
MSCI Scot 1 LP (general partner)	Scotland
MSCI S. de R.L. de C.V. (minority owner)	Mexico
MSCI S. de R.L. de C.V. (majority owner)	Mexico
MSCI Scot 1 LP (limited partner)	Scotland
MSCI GP I LLC	Delaware, U.S.A.
MSCI Scot 2 LP (general partner)	Scotland
MSCI Scot 2 LP (limited partner)	Scotland
MSCI Grand Cayman Limited	Cayman Islands
MSCI UK Holdings Limited	United Kingdom
MSCI Barra (Suisse) Sàrl	Switzerland
BarraConsult Ltda. (minority owner)	Brazil
MSCI Services Private Limited (minority owner)	India
Carbon Delta AG	Switzerland
Carbon Delta Germany GmbH	Germany
MSCI India Holdings No. 1 Sàrl	Switzerland
MSCI India Holdings No. 2 Sàrl	Switzerland
MSCI Limited	United Kingdom
Barra International, LLC	Delaware, U.S.A.
BarraConsult Ltda. (majority owner)	Brazil
MSCI G.K.	Japan
MSCI France	France
IPD Group Limited	United Kingdom
KK IPD Japan	Japan
Investment Property Databank Limited	United Kingdom
Investment Property Databank Pty Limited	Australia
IPD Investment Property Databank GmbH	Germany
Investment Property Databank South Africa (Proprietary) Limited	South Africa
IPD France	France
IPD Norden AB	Sweden
IPD Nederland B.V.	Netherlands
MSCI Holdings 2 LLC	Delaware, U.S.A.
MSCI Australia Pty Limited	Australia
MSCI Canada ULC	Canada
MSCI Hong Kong Management Limited	Hong Kong
MSCI Hong Kong Limited	Hong Kong
MSCI Taiwan Limited	Taiwan
MSCI (Singapore) Private Limited	Singapore
MSCI Holdings 3 LLC	Delaware, U.S.A.
MSCI ESG Research (UK) Limited	United Kingdom
MSCI ESG Research (France)	France
MSCI Korea Limited	Korea
MSCI Services Private Limited (majority owner)	India
RiskMetrics Group, LLC	Delaware, U.S.A.
RiskMetrics Group Holdings, LLC	Delaware, U.S.A.
RiskMetrics Solutions, LLC	Delaware, U.S.A.
Measurisk, LLC	Delaware, U.S.A.